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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Austin Funding.com Corporation (the "Corporation") of our report dated June 22, 1999 on the consolidated financial statements of Austin Funding.com Corporation as of March 31, 1999 and 1998 and the period of inception, April 4, 1997, to March 31, 1998, included in the Corporation's Registration Statement on Form 10-SB, filed pursuant to the Securities Exchange Act of 1934, as amended.




                                       SPROUSE & WINN, L.L.P.

Austin, Texas
November 10, 1999